    As filed with the Securities and Exchange Commission on January 8, 1999.
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                    THQ INC.
             (Exact name of Registrant as specified in its Charter)

            Delaware                                            13-3541686
 (State or other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                                 (818) 591-1310
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 --------------

                                BRIAN J. FARRELL
                      President and Chief Executive Officer
                                    THQ Inc.
                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                                 (818) 591-1310
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                 with a copy to:
                             KENNETH H. LEVIN, ESQ.
                                 Sidley & Austin
                              555 West Fifth Street
                          Los Angeles, California 90013

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF SHARES         AMOUNT TO BE       AGGREGATE PRICE      AGGREGATE OFFERING         AMOUNT OF
    TO BE REGISTERED         REGISTERED           PER UNIT(1)             PRICE(1)         REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share.........    166,620 shares           $29.10               $4,848,642               $1,348
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices of the Common Stock on the NASDAQ National Market on January 4, 1999 as reported by the National Association of Securities Dealers Automated Quotation System.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    THQ INC.

                                   ----------

                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K


         Form S-3 Item Number and Caption                                  Location in Registration Statement or Prospectus
         --------------------------------                                  ------------------------------------------------
1.       Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus................................... Facing Page; Cross-Reference Sheet; Outside Front
                                                                           Cover Page of Prospectus
2.       Inside Front and Outside Back Cover Pages
         of Prospectus...................................................  Inside Front Cover Page and Outside Back Cover Page
                                                                           of Prospectus; Available Information
3.       Summary Information, Risk Factors and Ratio of
         Earnings to Fixed Charges.......................................  Risk Factors

4.       Use of Proceeds.................................................. Use of Proceeds

5.       Determination of Offering Price.................................. Determination of Offering Price

6.       Dilution......................................................... *

7.       Selling Security Holders........................................  Selling Shareholder

8.       Plan of Distribution............................................  Plan of Distribution

9.       Description of Securities to be Registered......................  *

10.      Interests of Named Experts and Counsel..........................  Legal Matters; Experts

11.      Material Changes................................................  *

12.      Incorporation of Certain Information by Reference...............  Available Information

13.      Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities......................................  *



--------------
*  Not applicable.

                       PRELIMINARY, SUBJECT TO COMPLETION
                              DATED JANUARY 8, 1999


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS

THQ INC.
5016 North Parkway Calabasas
Calabasas, California 91302
(818) 591-1310


                         166,620 SHARES OF COMMON STOCK

               This prospectus relates to the resale, from time to time, by the Selling Shareholder named in this prospectus of up to 166,620 shares of our common stock (the "Offered Shares"). We will not receive any of the proceeds from the sale of the Offered Shares sold pursuant to this prospectus. The price to the public for the Offered Shares and the proceeds to the Selling Shareholder will depend upon the market price of such securities when sold. The Selling Shareholder may, from time to time, sell the Offered Shares at market prices prevailing on the NASDAQ National Market at the time of sale or in another manner. The Selling Shareholder may engage brokers or dealers to sell the Offered Shares and will be responsible for all commissions and discounts, if any, it incurs.

               The Selling Shareholder acquired the Offered Shares on December 2, 1998, in connection with the acquisition by us of Rushware
Microhandelsgesellschaft mbH and its two subsidiaries ("Rushware") from the Selling Shareholder.

               Our common stock is quoted on the Nasdaq Stock Market under the trading symbol "THQI." On January ___, 1999, the last reported sale price of our common stock was $_______ per share.

               SEE "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS; RISK FACTORS" ON PAGE 3 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY YOU BEFORE YOU INVEST IN OUR COMMON STOCK.

                             ----------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   This prospectus is dated January __, 1999.

                                TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
Where You Can Find More Information....................................................     2
Cautionary Statement Regarding Forward-looking Statements; Risk Factors................     3
The Company............................................................................     3
Use of Proceeds........................................................................     3
Selling Shareholder....................................................................     4
Plan of Distribution...................................................................     4
Legal Matters..........................................................................     6
Experts................................................................................     6



WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC allows us to "incorporate by reference" the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference contain important business and financial information about us that is not included in this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede that information. Accordingly, we incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the Offered Shares are sold:

o       Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

o Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

o Current Reports on Form 8-K dated January 6, March 30, May 1, July 27, August 12, September 8, 1998 and January 8, 1999; and

o The description of the common stock contained in the Registration Statement on Form 8-A filed on September 23, 1991.

        You may request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

        THQ Inc.
        5016 North Parkway Calabasas
        Calabasas, California 91302
        Attention: Vice President - Finance and Administration
        (818) 591-1310

        You should rely only on the information provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other that than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS; RISK FACTORS

        Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 define the concept of "forward-looking statements." Our filings with the SEC, our press releases and our other public statements may include, or may incorporate by reference, certain statements that may be deemed "forward-looking statements." This may include all statements relating to our objectives, strategies, plans, intentions and expectations, and all statements (other than statements of historical facts) that address actions, events or circumstances that we expect, believe or intend will occur in the future.

         We make no promise to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those implied by the forward-looking statements.

        You should carefully consider the risk factors and other information set forth in our Current Report on Form 8-K dated January 8, 1999, before deciding to acquire shares of our common stock.


                                   THE COMPANY

               We develop, publish and distribute interactive entertainment software for the leading hardware platforms in the home video game market. We currently publish titles for Sony's PlayStation, Nintendo 64, Nintendo Game Boy and PC's in most software genres, including action, adventure, driving, fighting, puzzle, role playing, simulation, sports and strategy. Our customers include Wal-Mart, Toys "R" Us, Kay Bee Toys, Target, Electronics Boutique, Best Buy and other national and regional retailers, discount store chains and specialty retailers.

               Our titles are developed both internally and under contract with independent developers, and are typically based on properties licensed from third parties. We continually seek to identify and develop titles based on entertainment projects (such as movies, television programs and arcade games), sports and entertainment personalities, or popular sports, trends or concepts that have high public visibility or recognition or that reflect the trends of popular culture. Other than titles that we may release on CD-ROM for use on PC's, all of our products consist of cartridges and CD-ROMs manufactured for us by Nintendo and Sony.


                                 USE OF PROCEEDS

               We will not receive any of the proceeds from the sale of the Offered Shares. All of such proceeds will be received by the Selling Shareholder.

                               SELLING SHAREHOLDER

               The Offered Shares are offered for the account of the Selling Shareholder.

               The following table and the notes thereto set forth information, as of the date of this prospectus, relating to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) of the Offered Shares by the Selling Shareholder:


                              Shares Beneficially                              Shares Beneficially
      Name of Selling           Owned Prior to              Shares                 Owned After
        Shareholder                Offering             Being Offered             the Offering
        -----------                --------             --------------            ------------
Funsoft Holding GmbH(1)           166,620(2)               166,620                    0 (3)

----------------------------

(1) The issued shared capital of Funsoft Holding GmbH ("Funsoft") is held as follows: (i) 37% by John Menzies plc, through its indirect, wholly owned subsidiary, John Menzies Holding GmbH, (ii) 33.45% by Thomas Matzen,
        (iii) 18.9% by Hans Rabe, and (iv) 10.65% by Jurgen Goeldner (the "Beneficial Holders"). This prospectus also covers the sale of Offered Shares by each of the Beneficial Holders in the event that Funsoft makes a distribution of Offered Shares to any of such Beneficial Holders.

(2) Constitutes less than one percent of the aggregate number of shares of common stock outstanding as of the date of this prospectus.

(3)     Assumes that all of the Offered Shares are sold by the Selling
        Shareholder.


                              PLAN OF DISTRIBUTION

               The Selling Shareholder may offer the Offered Shares at various times in one or both of the following transactions:

               o through brokers or dealers, acting as principal or agent, in transactions (which may involve block transactions) on the NASDAQ National Market or on stock exchanges in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or otherwise (including without limitation sales in transactions that comply with the volume and manner of sale provisions contained in paragraphs (e) and (f) of Rule 144 under the Securities Act); and/or

               o directly or indirectly through brokers or agents in private sales at negotiated prices, or in any combination of such methods of sale.

               This prospectus may be supplemented or amended from time to time to describe a specific plan of distribution.

               In connection with the distribution of the shares or otherwise, the Selling Shareholder may:

               o enter into hedging transactions with broker-dealers or other financial institutions, and in connection with such transactions, broker-dealers or other financial institutions may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Shareholder;

               o sell common stock short and redeliver the shares to close out such short positions; and/or

               o enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of the shares, which shares such broker-dealer or other financial institution may (subject to any applicable transfer restriction contained in an agreement between us and the Selling Shareholder) resell pursuant to this prospectus as supplemented or amended to reflect such transaction.

               The Selling Shareholder may from time to time transfer shares to a donee, successor or other person other than for value, and such transfers will not be made pursuant to this prospectus. To the extent permitted by applicable law, this prospectus shall cover sales by such transferee. We may in our discretion supplement or amend this prospectus to include such transferee as an additional named selling shareholder.

               In effecting sales of the Offered Shares, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation in the form of commissions or discounts from the Selling Shareholder and may receive a commission from the purchasers of the Offered Shares for whom such broker-dealers may act as agents, all in amounts to be negotiated, including immediately prior to the sale.

               The Selling Shareholder and all dealers or agents, if any, who participate in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any profit on the sale of such shares by such shareholder, and all discounts, commissions or concessions received by such dealers or agents, if any (whether received from the Selling Shareholder and/or from the purchasers of the shares for whom those dealers or agents may act as agents), may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

               Upon being notified by the Selling Shareholder that any agreement or arrangement has been entered into with a broker-dealer for the sale of Offered Shares through a block trade, special offering or secondary distribution or a purchase by a broker-dealer, to the extent required by applicable law we will distribute a supplement to this prospectus that will set forth the name(s) of the participating underwriters, dealers or agents, the aggregate amount of the shares being so offered and the terms of the offering, including all underwriting discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Shareholder, all discounts, commissions or concessions allowed or re-allowed or paid to dealers, if any, and, if applicable, the purchase price to be paid by any underwriter for the shares purchased from the Selling Shareholder.

               The Selling Shareholder and other persons participating in the distribution of the Offered Shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchase and sale of shares by the Selling Shareholder.

               Shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the Selling Shareholder may devise, gift or otherwise transfer the shares by means not described in this prospectus, in which event such transfer will not be pursuant to this prospectus.

               We have agreed to bear the expenses of registration of the Offered Shares and other costs and expenses incurred by the Selling Shareholder in connection with the sale of the Offered Shares, but excluding all discounts, commissions or fees of selling brokers or similar securities industry professionals and any fees and expenses of counsel and accountants for the Selling Shareholder.

               None of our directors, officers or agents are expected to be involved in soliciting offers to purchase the Offered Shares, and no such person will be compensated by us for the sale of any Offered Shares.


                                  LEGAL MATTERS

               Certain legal matters with respect to the validity of the Offered Shares will be passed upon for us by Sidley & Austin, Los Angeles, California. Attorneys at Sidley & Austin participating in matters for us own approximately 22,750 shares of our common stock.


                                     EXPERTS

               The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The following table sets forth an itemized statement of all fees and expenses in connection with the distribution of the securities being registered pursuant to this Registration Statement, all of which fees and expenses will be paid by the Registrant:

       Securities and Exchange Commission registration fee.....         $ 1,348
       Accountants' fees and expenses..........................         $15,000
       Legal fees and expenses.................................         $15,000
       Miscellaneous...........................................         $ 2,000
            Total..............................................         $33,348

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

               Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

               Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

               The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

               Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

               Brian J. Farrell, the President and Chief Executive Officer and a director of the Company, has entered into an employment agreement with the Company pursuant to which the Company has agreed to indemnify Mr. Farrell for losses, liabilities, damages and expenses incurred as a result of his acting on behalf of the Company, subject to certain conditions and limitations.


ITEM 16.  EXHIBITS

        The following exhibits are filed herewith:

Exhibit
Number                Description
-------               -----------
2                     Purchase Agreement among THQ Inc., Funsoft Holding GmbH,
                      John Menzies Holdings GmbH, Thomas Matzen, Hans Rabe and
                      Jurgen Goeldner.

5                     Opinion of Sidley & Austin.

23.1                  Consent of Deloitte & Touche LLP.

23.2                  Consent of Sidley & Austin (included in Exhibit 5).

24                    Power of Attorney (set forth on the signature page hereto).


ITEM 17.  UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b) The undersigned Registrant hereby further undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230-424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant further undertakes that:

            (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on the 7th day of January, 1999.


                                          THQ Inc.

                                          By:  /s/ Brian J. Farrell
                                              ----------------------------------
                                               Brian J. Farrell
                                               Chairman of the Board and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Farrell and Fred A. Gysi, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Title                                   Date
---------                     -----                                   ----
/s/ Brian J. Farrell          Director, Chief Executive Officer       January 7, 1999
--------------------------    and President (Principal Executive
Brian J. Farrell              Officer)


/s/ Lawrence Burstein         Director                                January 7, 1999
--------------------------
Lawrence Burstein

Signature                     Title                                   Date
---------                     -----                                   ----
/s/ Bruce Jagid               Director                                January 7, 1999
--------------------------
Bruce Jagid


/s/ Jeffrey C. Lapin          Director                                January 7, 1999
--------------------------
Jeffrey C. Lapin


/s/ L. Michael Haller         Director                                January 7, 1999
--------------------------
L. Michael Haller

/s/ James L. Whims            Director                                January 7, 1999
--------------------------
James L. Whims


/s/ Fred A. Gysi              Chief Financial Officer, Vice
--------------------------    President - Finance and
Fred A. Gysi                  Administration and Secretary
                              (Principal Financial Officer and
                              Principal Accounting Officer)

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER        EXHIBIT DESCRIPTION                                     SEQUENTIAL PAGE NUMBER
------        -------------------                                     ----------------------
2             Purchase Agreement among THQ Inc., Funsoft Holding GmbH,
              John Menzies Holdings GmbH, Thomas Matzen, Hans Rabe
              and Jurgen Goeldner.

5             Opinion of Sidley & Austin.

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Sidley & Austin (included in Exhibit 5).                  *

24            Power of Attorney (set forth on signature page hereto)               *


--------------
*  NOT APPLICABLE